                                                                   EXHIBIT 23.1

                             ARTHUR ANDERSEN LLP



                         CONSENT TO USE OF REPORT OF
                      INDEPENDENT CERTIFIED ACCOUNTANTS



As independent certified public accountants, we hereby consent to the incorporation by reference and inclusion in this registration statement of our report dated February 7, 1997 (except with respect to the matter discussed in Note 18, as to which the date is March 10, 1997), included in Republic Bancshares, Inc.'s Form 10-K for the year ended December 31, 1996, and to all references to our firm included in this registration statement.


                                                        /s/ Arthur Andersen LLP

                                                        ARTHUR ANDERSEN LLP

Tampa, Florida,
   July 30, 1997